Exhibit 4.25
Execution Version

FIFTH SUPPLEMENTAL INDENTURE
THIS FIFTH SUPPLEMENTAL INDENTURE, dated as of April 5, 2016 (the “Fifth Supplemental Indenture”), among INGERSOLL-RAND LUXEMBOURG FINANCE S.A., a Luxembourg public company limited by shares (société anonyme) with registered office at 16, avenue Pasteur, L-2310 Luxembourg and registered with the Trade and Companies Register under number B 189.791 (the “Issuer”), INGERSOLL-RAND PLC, a public limited company duly incorporated and existing under the laws of Ireland (“IR plc”), INGERSOLL-RAND GLOBAL HOLDING COMPANY LIMITED, a corporation incorporated in Delaware (“IR Global”), INGERSOLL-RAND COMPANY, a corporation incorporated in New Jersey (“IR Company”), INGERSOLL-RAND INTERNATIONAL HOLDING LIMITED, a company duly organized and existing under the laws of Bermuda (“IR International”), INGERSOLL-RAND LUX INTERNATIONAL HOLDING COMPANY S.à.r.l., a Luxembourg limited liability company (société à responsabilité limitée) with registered office at 16, avenue Pasteur, L-2310 Luxembourg and registered with the Trade and Companies Register under number B 182.971 and with a share capital of USD 20,000 (“IR Lux International” and, together with IR plc, IR Global, IR Company and IR International, the “Guarantors”), INGERSOLL-RAND IRISH HOLDINGS UNLIMITED COMPANY, a company duly incorporated and existing under the laws of Ireland (the “Successor Guarantor”), and THE BANK OF NEW YORK MELLON, a banking corporation duly organized and existing under the laws of the State of New York, acting as Trustee under the Indenture, as defined herein (the “Trustee”).
RECITALS:
WHEREAS, the Issuer, the Guarantors and the Trustee are parties to that certain Indenture, dated as of October 28, 2014 (as supplemented, the “Indenture”), as supplemented by the First Supplemental Indenture dated as of October 28, 2014, the Second Supplemental Indenture dated as of October 28, 2014, the Third Supplemental Indenture dated as of October 28, 2014 and the Fourth Supplemental Indenture dated December 18, 2015;
WHEREAS, IR plc and the Successor Guarantor have entered into a Contribution Agreement pursuant to which IR plc has agreed to sell substantially all of its property to the Successor Guarantor;
WHEREAS, Section 801 of the Indenture provides, among other things, that IR plc shall not sell, convey or lease all or substantially all of its property to any other corporation unless the acquiring corporation (i) expressly assumes all of the covenants and conditions of the Indenture by supplemental indenture and (ii) is a solvent corporation organized under the laws of the United States of America or a State thereof or the District of Columbia or Bermuda or of a Member State of the European Union;
WHEREAS, IR plc desires to guarantee the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on all of the Securities issued heretofore under the Indenture;
WHEREAS, Section 901 of the Indenture provides, among other things, that, the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture, without the consent of any Holder, to make any provisions with respect to matters or questions arising under the Indenture that do not adversely affect the interests of Holders under the Indenture, in any material respect;
WHEREAS, the Issuer and the Guarantors have determined that this Fifth Supplemental Indenture complies with Section 801 and Section 901 of the Indenture and does not require the consent of any Holders and, on the basis of the foregoing, the Trustee has determined that this Fifth Supplemental Indenture is in form satisfactory to it;

WHEREAS, each of the Issuer, the Guarantors, the Successor Guarantor and IR plc have been authorized by resolutions of their respective Boards of Directors to enter into this Fifth Supplemental Indenture; and
WHEREAS, all acts, conditions, proceedings and requirements necessary to make this Fifth Supplemental Indenture a valid, binding and legal agreement enforceable in accordance with its terms for the purposes expressed herein, in accordance with its terms, have been duly done and performed.
WITNESSETH:
NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the Issuer, the Guarantors, the Successor Guarantor, IR plc and the Trustee hereby agree as follows:
ARTICLE ONE

DEFINITIONS
Section 101. Capitalized terms in this Fifth Supplemental Indenture that are not otherwise defined herein shall have the meanings set forth in the Indenture.
Section 102. “Additional Guarantee” shall mean the guarantee by IR plc, as authenticated and delivered pursuant to this Fifth Supplemental Indenture, which guarantee is set forth in Article Three of this Fifth Supplemental Indenture.
Section 103. “Supplemented Indenture” shall mean the Indenture as supplemented by this Fifth Supplemental Indenture.

ARTICLE TWO

ASSUMPTION BY THE SUCCESSOR GUARANTOR
Section 201. The Successor Guarantor represents and warrants to the Trustee as follows:
(a)The Successor Guarantor is duly incorporated and validly existing under the laws of Ireland.
(b)The execution, delivery and performance by it of this Fifth Supplemental Indenture have been authorized and approved by all necessary corporate action on its part.
Section 202. In accordance with Section 801 of the Indenture, the Successor Guarantor hereby expressly assumes the performance of the obligations of IR plc under the Guarantee, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by IR plc.
Section 203. Pursuant to Section 803 of the Indenture, the Successor Guarantor hereby succeeds to, and is substituted for, and may exercise every right and power of, IR plc as Guarantor under the Indenture, the Securities and the Guarantee with the same effect as if the Successor Guarantor had been named as “Guarantor” and “IR Parent” in the Indenture, the Securities and the Guarantee; and IR plc is hereby relieved of all obligations and covenants under the Indenture and the Guarantee.

ARTICLE THREE

ADDITIONAL GUARANTEE OF IR PLC
Section 301. IR plc represents and warrants to the Trustee as follows:
(a) IR plc is duly incorporated and validly existing under the laws of Ireland.

(b) The execution, delivery and performance by it of this Fifth Supplemental Indenture have been authorized and approved by all necessary corporate action on its part.
Section 302. Additional Guarantee of IR plc.
(a)IR plc hereby fully and unconditionally guarantees, jointly and severally with the other Guarantors, to each Holder of a Security of each series heretofore authenticated and delivered by the Trustee for such Securities under the Indenture and to such Trustee for itself and on behalf of each such Holder, the due and punctual payment of principal of (and premium, if any, on) and interest on such Securities when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, and all other amounts owed under the Indenture, according to the terms thereof and of the Indenture. In case of the failure of the Issuer promptly to make any such payment of principal (and premium, if any, on) or interest, IR plc hereby agrees to make any such payment to be made promptly when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Issuer.
(b)IR plc hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, joint and several, irrespective of, and shall be unaffected by any failure to enforce the provisions of such Security or the Indenture, or any waiver, modification or indulgence granted to the Issuer with respect thereto, by the Holder of such Security or the Trustee for the Securities of such series or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of IR plc, increase the principal amount of such Security, or increase the interest rate thereon, or increase any premium payable upon redemption thereof, or alter the Stated Maturity thereof, or increase the principal amount of any Original Issue Discount Security that would be due and payable upon a declaration of acceleration or the maturity thereof pursuant to Article Five of the Indenture. IR plc hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to such Security or the indebtedness evidenced thereby or with respect to any sinking fund or analogous payment required under such Security and all demands whatsoever, and covenants that the Additional Guarantee of IR plc will not be discharged except by payment in full of the principal of (and premium, if any, on) and interest on such Security or as otherwise set forth in the Indenture; provided, that if any Holder or the Trustee is required by any court or otherwise to return to the Issuer, IR plc or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or IR plc any amount paid either to the Trustee or such Holder, the Additional Guarantee of IR plc, to the extent theretofore discharged, shall be reinstated in full force and effect.
(c)IR plc shall be subrogated to all rights of the Holder of such Security and the Trustee for the Securities of such series against the Issuer in respect of any amounts paid to such Holder by IR plc pursuant to the provisions of its Additional Guarantee; provided, however, that IR plc shall not be entitled to enforce or to receive any payments arising out of or based upon such right of subrogation until the principal of (and premium, if any, on) and interest on all Securities of the same series issued under the Indenture shall have been paid in full.
Section 303. Execution and Delivery of the Additional Guarantee of IR plc.
To evidence its Additional Guarantee set forth in Section 302 of this Fifth Supplemental Indenture, IR plc hereby agrees that this Fifth Supplemental Indenture shall be executed, manually or by facsimile, on behalf of IR plc by its Chairman of the Board of Directors, its President, one of its Vice Presidents, its Treasurer or one of its Assistant Treasurers or its Secretary or one of its Assistant Secretaries.
IR plc hereby agrees that its Additional Guarantee set forth in Section 302 of this Fifth Supplemental Indenture shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Additional Guarantee on the Securities.
If an Officer of IR plc whose signature is on this Fifth Supplemental Indenture no longer holds that office at the time the Trustee authenticates the Securities, the Additional Guarantee of IR plc shall be valid nevertheless.

The delivery of any Securities by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Additional Guarantee of IR plc set forth in this Fifth Supplemental Indenture on behalf of IR plc.
Section 304. Notice to Trustee.
IR plc shall give prompt written notice to the Trustee for the Securities of such series of any fact known to IR plc which prohibits the making of any payment to or by such Trustee in respect of the Additional Guarantee of IR plc pursuant to the provisions of this Article Three of this Fifth Supplemental Indenture other than any agreement in effect on the date hereof.
Section 305. This Article Not to Prevent Events of Default.
The failure to make a payment on account of principal of (and premium, if any, on) or interest on the Securities by reason of any provision of this Article Three of this Fifth Supplemental Indenture will not be construed as preventing the occurrence of an Event of Default.
Section 306. Amendment, Etc.
No amendment, modification or waiver of any provision of the Indenture relating to IR plc or consent to any departure by IR plc or any other Person from any such provision will in any event be effective unless it is signed by IR plc and the Trustee for the Securities of such series.
Section 307. Limitation on Liability.
The obligations of IR plc hereunder will be limited to the maximum amount as will not result in the obligations of IR plc under its Additional Guarantee constituting a fraudulent conveyance or fraudulent transfer, after giving effect to all other relevant liabilities of IR plc.

ARTICLE FOUR

Section 401. Reports by IR plc. Section 704 of the Indenture is hereby amended by deleting all references to “IR Parent” and substituting in place thereof “IR plc.”

ARTICLE FIVE

MISCELLANEOUS
Section 501. This Fifth Supplemental Indenture is hereby executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Fifth Supplemental Indenture forms a part thereof.
Section 502. This Fifth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.
Section 503. This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
Section 504. The Article headings herein are for convenience only and shall not affect the construction hereof.
Section 505. If any provision of this Fifth Supplemental Indenture limits, qualifies or conflicts with any provision of the Supplemented Indenture which is required to be included in the Supplemented Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.
Section 506. In case any provision in this Fifth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 507. Nothing in this Fifth Supplemental Indenture, the Indenture or the Securities, express or implied, shall give to any person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Fifth Supplemental Indenture or the Securities.
Section 508. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifth Supplemental Indenture. The recitals of fact contained herein shall be taken as the statements of the Issuer, the Guarantors, the Successor Guarantor and IR plc and the Trustee assumes no responsibility for the correctness thereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed, all as of the date first above written.

INGERSOLL-RAND LUXEMBOURG FINANCE S.A., as the Issuer

By:David Butow
Name: David Butow
Title: Director

INGERSOLL-RAND PLC, as a Guarantor

By:Janet C. M. Pfeffer
Name: Janet C. M. Pfeffer
Title: Vice President and Treasurer

INGERSOLL-RAND INTERNATIONAL HOLDING LIMITED, as a Guarantor

By:Janet C. M. Pfeffer
Name: Janet C. M. Pfeffer
Title: Vice President and Treasurer

INGERSOLL-RAND GLOBAL HOLDING COMPANY LIMITED, as a Guarantor By: Janet C. M. Pfeffer Name: Janet C. M. Pfeffer Title: Vice President and Treasurer

INGERSOLL-RAND COMPANY, as a Guarantor
By:Janet C. M. Pfeffer
Name: Janet C. M. Pfeffer
Title: Vice President and Treasurer

INGERSOLL-RAND LUX INTERNATIONAL HOLDING COMPANY S.à.r.l., as a Guarantor

By:David Butow
Name: David Butow
Title: Director

[Fifth Supplemental Indenture to 2014 Indenture]

INGERSOLL-RAND IRISH HOLDINGS UNLIMITED COMPANY, as the Successor Guarantor

By:Christopher Donohoe
Name: Christopher Donohoe
Title: Chairman of the Board

THE BANK OF NEW YORK MELLON, as Trustee

By:Francine Kincaid
Name: Francine Kincaid
Title: Vice President

[Fifth Supplemental Indenture to 2014 Indenture]